Exhibit 21
HCC INSURANCE HOLDINGS, INC.
SUBSIDIARIES

STATE OR COUNTRY
	NAME	INCORPORATED
1	Allied Underwriters, Inc.	Indiana
2	American Contractors Indemnity Company	California
3	Avemco Corporation	Delaware
4	Avemco Insurance Agency, Inc.	Maryland
5	Avemco Insurance Company	Maryland
6	Avemco Services, Inc.	Maryland
7	BDI Acquisition Sub, Inc.	Delaware
8	Centris Group, Inc., The	Delaware
9	cineFinance Insurance Services, LLC	California
10	Continental Underwriters Ltd.	Louisiana
11	Covenant Claims Service, LLC	Louisiana
12	Covenant Underwriters Ltd.	Louisiana
13	Credit Shield Limited	United Kingdom
14	DeMontfort Investments Limited	United Kingdom
15	Dickson Manchester & Company, Limited	United Kingdom
16	G.B. Kenrick & Associates, Inc.	Michigan
17	HCC Acquisition Sub, Inc.	New York
18	HCC Administrators, Inc.	Illinois
19	HCC Aviation Insurance Group, Inc.	Texas
20	HCC Benefits Corporation	Delaware
21	HCC Claims Services Limited	United Kingdom
22	HCC Credit Group, Inc.	New York
23	HCC Diversified Financial Products Limited	United Kingdom
24	HCC Employee Benefits, Inc.	Delaware
25	HCC Employer Services, Inc.	Alabama
26	HCC Employer Services, Inc.	Illinois
27	HCC Global Financial Products of Texas, LLC	Texas
28	HCC Global Financial Products, LLC	Delaware
29	HCC Global Financial Products, SL	Spain
30	HCC Indemnity Guaranty Agency, Inc.	New York
31	HCC Insurance Company	Indiana
32	HCC Insurance Holdings (International) Limited	United Kingdom
33	HCC Insurance Services Ltd.	United Kingdom
34	HCC Intermediate Holdings, Inc.	Delaware
35	HCC International Insurance Company PLC	United Kingdom
36	HCC Life Insurance Company	Indiana
37	HCC Reinsurance Company Limited	Bermuda
38	HCC Risk Management Corporation	Texas
39	HCC Service Company, Ltd.	Texas
40	HCC Service Delaware, LLC	Delaware
41	HCC Specialty Holdings (No. 1) Limited	United Kingdom
42	HCC Specialty Holdings (No. 2) Limited	United Kingdom
43	HCC Specialty Insurance Company	Oklahoma
44	HCC Specialty Insurance Holdings, Ltd.	United Kingdom
45	HCC Specialty Underwriters Agency of New York, Inc.	New York
46	HCC Specialty Underwriters Limited	United Kingdom
47	HCC Specialty Underwriters, Inc.	Massachusetts
48	HCC Strategic Investments (UK) Ltd.	United Kingdom
49	HCC Strategic Investments, LLC	Delaware
50	HCC Surety Group, Inc.	Delaware
51	HCC Trustees Limited	United Kingdom
52	HCC Underwriters, A Texas Corporation	Texas
53	HCC Underwriting Agency Ltd.	United Kingdom
54	HCCI Group Limited	United Kingdom
55	HCCL Holdings Limited	United Kingdom

STATE OR COUNTRY
	NAME	INCORPORATED
56	HCCS Corporation	Delaware
57	Houston Casualty Company	Texas
58	Houston Casualty Company Europe, Seguros y Reaseguros, S.A.	Spain
59	Illium Trustees Ltd.	United Kingdom
60	Illium, Inc.	Delaware
61	InsPro Corporation	California
62	Intellicare, Inc.	Alabama
63	Interra, Inc.	Indiana
64	LDG Re (London) Ltd	United Kingdom
65	LDG Re Worldwide Limited	Delaware
66	LDG Re Worldwide Ltd.	United Kingdom
67	LDG Reinsurance Corporation	Massachusetts
68	LifeTrac, Inc.	Delaware
69	Loss Management Services, Incorporated	Maryland
70	Loss Management, Inc.	Delaware
71	MAG Acquisition Sub, Inc.	Delaware
72	Manchester Dickson Holdings Limited	United Kingdom
73	Midwest Claims Services, Inc.	Michigan
74	Multinational Underwriters, LLC	Wisconsin
75	Nameco (No. 808) Ltd.	United Kingdom
76	Novia Care Clinics, Inc.	Indiana
77	Novia Holdings, Inc.	Indiana
78	Novia Underwriters, Inc.	Indiana
79	Occidental Services, Inc.	Delaware
80	PEPYS Holdings Limited	United Kingdom
81	PEPYS Management Services Limited	United Kingdom
82	Perico Life Insurance Company	Delaware
83	Perico Ltd.	Missouri
84	PIA Holdings, Inc.	New York
85	Pioneer General Insurance Company	Colorado
86	Ponderosa Management, Inc.	Colorado
87	Professional Indemnity Agency, Inc.	New Jersey
88	Profind Insurance Services Limited	United Kingdom
89	Rattner Mackenzie (Bermuda) Ltd.	Bermuda
90	Rattner Mackenzie (North America), Inc.	New York
91	Rattner Mackenzie Limited	United Kingdom
92	Rattner Mackenzie Limited, (RML) (Exempted) Co.	Jordan
93	Schanen Consulting Group, LLC, The	Georgia
94	Specialty Insurance Underwriters, Inc.	Missouri
95	Specialty Reinsurance Intermediaries, Inc.	Massachusetts
96	Surety Associates Holding Co., Inc.	New Mexico
97	TMD Rattner, LLC	New York
98	TTR, L.L.C.	New York
99	U. S. Specialty Insurance Company	Texas
100	United States Surety Company	Maryland
101	US Holdings, Inc.	Delaware
102	USBenefits Insurance Services, Inc.	California
103	USSC Holdings, Inc.	Maryland
104	VASA Brougher, Inc.	Indiana
105	VASA North America, Inc.	Indiana
106	Vintage Insurance Programs, LLC	Delaware